Exhibit 99.1

NetScout Systems Reports Financial Results for Fourth Quarter & Fiscal Year-End 2009

Fourth Quarter Revenue Up Year-over-Year: 15% GAAP, 4% Non-GAAP

FY 2009 Revenue Up Year-over-Year: 58% GAAP, 54% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--April 30, 2009--NetScout Systems, Inc. (NASDAQ: NTCT):

	Q4 FY 2009		FY 2009
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$66.1 million	$66.8 million	$267.6 million	$279.4 million
Net income	$5.7 million	$8.3 million	$20.0 million	$35.4 million
Earnings per share	$0.14	$0.20	$0.49	$0.86

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its fourth quarter and fiscal year ended March 31, 2009.

Total GAAP revenue for the fourth quarter of fiscal year 2009 was $66.1 million. Non-GAAP revenue for the fourth quarter was $66.8 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. Product revenue on a GAAP basis was $36.8 million, and service revenue was $29.3 million. Non-GAAP product revenue was also $36.8 million, and non-GAAP service revenue was $30.0 million.

GAAP net income for the fourth quarter was $5.7 million, or net income per diluted share of $0.14. GAAP income from operations was $10.0 million. On a non-GAAP basis, net income for the quarter was $8.3 million, or $0.20 per diluted share, and non-GAAP income from operations was $14.3 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue, as well as share-based compensation expenses, amortization of acquired intangible assets, and non-recurring integration expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

For the fiscal year ended March 31, 2009, NetScout reported total GAAP revenue of $267.6 million; non-GAAP revenue was $279.4 million. Non-GAAP revenue excludes the purchase accounting adjustment to record at fair value the acquired Network General deferred revenue. GAAP net income for the fiscal year was $20.0 million, or net income per diluted share of $0.49. GAAP income from operations was $36.4 million. Non-GAAP net income for the fiscal year was $35.4 million or $0.86 per diluted share, and non-GAAP income from operations was $61.1 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value, as well as share-based compensation expenses, amortization of acquired intangible assets, and non-recurring integration expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

“We are very pleased with our fiscal year 2009 results, completing the first full year of combined operations following our acquisition of Network General. These results underscore our customers’ acceptance of our new integrated product offerings and our overall strength of leadership in the marketplace,” said Anil Singhal, President and CEO of NetScout Systems. “Our results fell within our guidance range and reflect the worldwide recession and resulting budgetary uncertainties affecting our customers. Despite our strength in the market, our outlook for 2010 remains cautious, as we are anticipating stable revenue with growing margins and EPS assuming that the economy remains at current levels. We are driving operating margin expansion through cost reductions and improved operating efficiencies. Our caution about the economy does not alter our confidence in the underlying value proposition of our products and market leadership or our ability to build on our technological and financial strength. We expect to see good order flow continue from our major verticals: wireless service providers, financial services, including high-speed trading, and government. Of the nine customers who ordered over one million dollars in the fourth quarter, eight were from wireless and financial services. In fiscal 2010, we are targeting new products and solutions at these growth verticals as well as the broader market.”

Financial and Company Highlights for the Fourth Quarter and Fiscal Year 2009:

  In the fourth quarter of fiscal 2009 GAAP revenue increased 15% year-over-year and declined 8% sequentially. Non-GAAP revenue increased 4% year-over-year and declined 10% sequentially. GAAP product revenue increased 9% year-over-year and declined 14% sequentially. GAAP service revenue increased 22% year-over-year and increased 1% sequentially.
  For fiscal year 2009, GAAP revenue increased 58% year-over-year and non-GAAP revenue increased 54% year-over-year. GAAP product revenue increased 45% year-over-year and GAAP service revenue increased 81% year-over-year.
  Fiscal 2009 GAAP operating margin was 14%. Non-GAAP operating margin was 22%.
  As of March 31, 2009 cash and cash equivalents and short and long-term marketable securities were $135.9 million, up $16.7 million from $119.2 million as of the end of the prior quarter.
  In the fourth quarter, Network Computing magazine recognized NetScout’s nGenius Performance Manager® as “Network Testing & Monitoring Product of the Year”.
  NetScout released Sniffer® Global, the industry’s first enterprise-class software-based portable network analyzer solution for both wired and wireless networks.

Guidance:

For fiscal year 2010, NetScout expects revenue, both GAAP and non-GAAP, to be in the range of $260 million to $280 million. GAAP net income per diluted share is expected to be in the range of $0.60 to $0.75 and non-GAAP net income per diluted share between $0.80 to $0.95. The fiscal year 2010 non-GAAP revenue expectation excludes the purchase accounting adjustment to fair value of approximately $1.3 million of Network General’s deferred revenue and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment, as well as share-based compensation expenses of approximately $5.1 million, amortization of acquired intangible assets of approximately $5.9 million, and the related impact of these adjustments on the provision for income taxes of $4.7 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, integration expenses as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 95490188. A replay of the call will be available after 7:30 p.m. ET on April 30 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 95490188.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) is the industry leader in advanced network, application and service delivery management solutions. For over twenty years, NetScout has delivered breakthrough technology solutions that provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities have become vital, and increasingly strategic, to IT organizations. The world’s largest enterprises, government agencies, and service providers depend upon NetScout nGenius solutions to assure service delivery to their users by preventing disruptions and degradations. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2009 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2009	2008	2009	2008
Revenue:
Product	$36,791	$33,673	$154,161	$106,182
Service	29,295	24,017	113,443	62,774
Total revenue	66,086	57,690	267,604	168,956

Cost of revenue:
Product	10,157	12,482	43,315	33,965
Service	5,273	6,056	20,824	13,721
Total cost of revenue	15,430	18,538	64,139	47,686

Gross profit	50,656	39,152	203,465	121,270

Operating expenses:
Research and development	9,981	11,482	40,189	30,000
Sales and marketing	23,801	25,835	98,818	69,652
General and administrative	6,358	10,670	26,118	26,149
Amortization of acquired intangible assets	491	491	1,962	811
Total operating expenses	40,631	48,478	167,087	126,612

Income (loss) from operations	10,025	(9,326)	36,378	(5,342)
Interest and other income (expense), net	(889)	(1,934)	(5,337)	(1,207)

Income (loss) before income tax expense	9,136	(11,260)	31,041	(6,549)
Income tax expense (benefit)	3,462	(6,347)	10,993	(4,461)
Net income (loss)	$5,674	$(4,913)	$20,048	$(2,088)

Basic net income (loss) per share	$0.14	$(0.13)	$0.51	$(0.06)
Diluted net income (loss) per share	$0.14	$(0.13)	$0.49	$(0.06)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	39,925	38,726	39,351	34,913
Net income (loss) per share - diluted	41,505	38,726	40,925	34,913

NetScout Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2009	2008	2009	2008

GAAP Revenue	$66,086	$57,690	$267,604	$168,956
Product deferred revenue fair value adjustment	10	85	1,860	410
Service deferred revenue fair value adjustment	753	6,270	9,922	12,230
Non-GAAP revenue	$66,849	$64,045	$279,386	$181,596

GAAP Gross profit	$50,656	$39,152	$203,465	$121,270
Deferred revenue fair value adjustment	763	6,355	11,782	12,640
Shared-based compensation expense (1)	105	70	336	135
Amortization of acquired intangible assets (2)	995	1,100	3,997	2,077
Inventory fair value adjustment (4)	-	-	-	1,287
Integration expense (3)	50	642	373	1,080
Non-GAAP Gross profit	$52,569	$47,319	$219,953	$138,489

GAAP Income (loss) from operations	$10,025	$(9,326)	$36,378	$(5,342)
Deferred revenue fair value adjustment	763	6,355	11,782	12,640
Shared-based compensation expense (1)	1,521	1,013	5,122	2,069
Amortization of acquired intangible assets (2)	1,486	1,591	5,959	2,888
Inventory fair value adjustment (4)	-	-	-	1,287
Integration expense (3)	488	6,684	1,858	12,708
Non-GAAP Income from operations	$14,283	$6,317	$61,099	$26,250

GAAP Net income (loss)	$5,674	$(4,913)	$20,048	$(2,088)
Deferred revenue fair value adjustment	763	6,355	11,782	12,640
Shared-based compensation expense (1)	1,521	1,013	5,122	2,069
Amortization of acquired intangible assets (2)	1,486	1,591	5,959	2,888
Inventory fair value adjustment (4)	-	-	-	1,287
Integration expense (3)	488	6,684	1,858	12,708
Income tax adjustments (5)	(1,618)	(5,944)	(9,394)	(12,005)
Non-GAAP Net income	$8,314	$4,786	$35,375	$17,499

GAAP Diluted Net income (loss) per share	$0.14	$(0.13)	$0.49	$(0.06)
Share impact of non-GAAP adjustments identified above	0.06	0.25	0.37	0.54
Non-GAAP Diluted net income per share	$0.20	$0.12	$0.86	$0.48

Shares used in computing non-GAAP diluted net income (loss) per share	41,505	40,035	40,925	36,308

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$39	$34	$119	$57
Cost of service revenue	66	36	217	78
Research and development	389	238	1,278	502
Sales and marketing	659	524	2,232	997
General and administrative	368	181	1,276	435
Total share-based compensation expense	$1,521	$1,013	$5,122	$2,069

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$995	$1,100	$3,997	$2,077
Operating expenses	491	491	1,962	811
Total amortization expense	$1,486	$1,591	$5,959	$2,888

(3) Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$353	$141	$655
Cost of service revenue	50	289	232	425
Research and development	82	495	328	1,140
Sales and marketing	100	681	376	1,475
General and administrative	256	4,866	781	9,013
Total integration expense	$488	$6,684	$1,858	$12,708

(4) Inventory Fair Value Adjustment:
Cost of Product Revenue	$-	$-	$-	$1,287
	$-	$-	$-	$1,287

(5) Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31	March 31
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$82,222	$56,702
Marketable securities	24,162	10,465
Accounts receivable, net	39,827	32,048
Inventories	6,850	12,083
Refundable income taxes	8,389	5,036
Deferred income taxes	2,796	6,052
Prepaid expenses and other current assets	4,939	13,546

Total current assets	169,185	135,932

Fixed assets, net	13,848	16,729
Goodwill	128,177	131,802
Acquired intangible assets, net	59,610	65,569
Deferred income taxes	34,941	34,891
Long-term marketable securities	29,528	33,764
Other assets	1,445	2,250
Total assets	$436,734	$420,937

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,385	$9,207
Accrued compensation	23,156	23,594
Accrued other	5,407	7,805
Income taxes payable	1,702	1,065
Long-term debt, current portion	10,000	6,250
Deferred revenue	70,815	74,257

Total current liabilities	117,465	122,178

Other long-term liabilities	771	917
Accrued long-term retirement benefits	1,330	1,245
Long-term deferred revenue	8,937	6,764
Long-term debt, net of current portion	82,500	92,500
Total liabilities	211,003	223,604

Stockholders' equity:
Common stock	45	43
Additional paid-in capital	192,844	182,789
Accumulated other comprehensive income (loss)	(1,461)	246
Treasury stock	(28,939)	(28,939)
Retained earnings	63,242	43,194

Total stockholders' equity	225,731	197,333

Total liabilities and stockholders' equity	$436,734	$420,937

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com